- -------------------------------------------------------------------------------
                                 NEWS RELEASE
- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------
                          NORTHERN TRUST CORPORATION
                            50 South LaSalle Street
                            Chicago, Illinois 60675
                 Contact:  Laurie McMahon, Investor Relations
                           (312) 444-7811   or
                           Sue Rageas, Public Relations
                           (312) 444-4279
- -------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE
- ---------------------
NORTHERN TRUST CORPORATION REPORTS RECORD 1996 SECOND QUARTER
EARNINGS OF $1.08 PER SHARE, UP 21%

(Chicago, July 15, 1996) Northern Trust Corporation reported record net income of $63.4 million for the second quarter, an increase of 19% from the $53.1 million earned in the second quarter of last year. Net income per common share increased 21% to $1.08 from $.89 a year ago. This earnings performance resulted in a return on average common equity of 18.47%. For the first six months of 1996, net income also reached a record level of $124.9 million, an increase of 22% from the $102.4 million earned in the first half of 1995.

     William A. Osborn, Chairman and Chief Executive Officer, said, "Northern's record earnings for the quarter reflect continued growth momentum. We had strong new business performance in both our corporate and personal businesses. Trust assets grew a record $52 billion in the quarter. At $693 billion trust assets are at a historic high and include $120 billion under management. Northern's performance continues to benefit from the strong acceptance of our technology based corporate trust services and the expansion of offices nationally to provide personal trust and banking services."

                     SECOND QUARTER PERFORMANCE HIGHLIGHTS

     Total revenues increased 13% as both the Personal Financial Services and Corporate & Institutional Services business units achieved double digit revenue growth rates.

     Trust fees totaled $148.7 million in the quarter compared to $123.3 million last year, representing an increase of 21%. Trust fees now represent 50% of total taxable equivalent revenue and 76% of noninterest income. Total trust assets under administration at June 30, 1996 were $692.9 billion compared to $549.3 billion a year ago, an increase of 26%. Trust assets under management increased 31% to $119.9 billion, from $91.1 billion at June 30, 1995.

     Trust fees from Corporate & Institutional Services (C&IS) in the quarter increased 29% and totaled $76.4 million compared to $59.2 million in the year-ago quarter. These revenues are derived from a full range of custody, investment and advisory services for the retirement and other asset pools of corporate and institutional clients worldwide. Fees generated by RCB International, an October 31, 1995 acquisition, accounted for $6.5 million of the trust fee growth. Both domestic and international security lending fees increased significantly from the second quarter of 1995, driven by record volumes of securities loaned and higher spreads earned on the investment of cash collateral. The increase in C&IS trust fees also resulted from substantial new business and strong revenue growth in global custody, investment management and retirement services. Northern Trust's commitment to the business, innovative technology, relationship focus, financial strength, and product expertise were important factors for clients who chose Northern as their service provider. Since March 31, 1996, total C&IS trust assets under administration increased $49.1 billion to $616.2 billion at June 30, 1996, of which $74.8 billion is managed by Northern Trust. Included in the total for assets under administration is approximately $94 billion of global custody assets.

     Trust fees from Personal Financial Services (PFS) in the quarter increased 13% and totaled $72.3 million compared to $64.1 million in the year-ago quarter reflecting strong growth throughout Northern Trust's five-state office network. The increase in PFS trust fees resulted primarily from new business and higher market values. During the second quarter, Northern Trust expanded its distribution capabilities for personal trust and private banking services with the opening of new offices in Sun City West, Arizona, Stuart, Florida and Barrington, Illinois. Northern Trust's network of PFS offices at quarter-end included 55 locations in Illinois, Florida, California, Arizona, and Texas. Total personal trust assets under administration increased $2.6 billion since March 31, 1996 and totaled $76.7 billion at June 30, 1996, $45.1 billion of which was under management.

     Other noninterest income totaled $46.5 million, up 3% from $45.2 million in the second quarter of 1995. The principal items included in other noninterest income are foreign exchange trading profits and treasury management fees. Foreign exchange trading profits were $15.1 million in the second quarter, an increase of 20% from the first quarter of 1996, but down 3% from the strong performance in the 1995 second quarter. Foreign exchange trading profits are impacted by the level of cross-border investment activities of Master Trust/Master Custody clients and market volatility. Fees from treasury management services were $14.5 million, up 20% from last year. Total treasury management revenues from both fees and earnings on compensating deposit balances increased 13% from the second quarter of 1995 to $22.0 million, reflecting growth in both paper and electronic based products. The second quarter also benefited from higher brokerage commission revenue at Northern Trust Securities resulting from a greater level of activity in the financial markets by individual investors. Other operating income in the second quarter of 1995 included $1.3 million in gains from the sale of lease residuals.

     Net interest income for the quarter, stated on a fully taxable equivalent basis, totaled a record $104.3 million, up 7% from the $97.5 million reported in the second quarter last year. The increase in net interest income reflects growth in noninterest related funds and higher levels of earning assets concentrated primarily in residential mortgages, commercial and industrial loans, and short-term government securities. The net interest margin was 2.22%, essentially unchanged from the 2.21% reported for the first quarter of 1996, but down from the 2.35% reported in the year-ago quarter.

     Credit quality remains strong. Nonperforming loans totaled $38.9 million compared to $31.9 million at December 31, 1995 and $33.3 million at June 30, 1995. These loans at quarter-end represent .37% of total loans and were covered
3.8 times by the $147.4 million reserve for credit losses. Second quarter net charge-offs, at .15% of average loans, totaled $3.8 million, a $2.4 million increase from the low levels reported one year ago. The $4.0 million provision for credit losses, up from $1.5 million a year ago, was made in light of charge-offs in the commercial loan portfolio and essentially maintained the reserve for credit losses at its 1995 year-end and March 31, 1996 levels.

     Noninterest expenses of $191.6 million were up $13.7 million or 8% from the second quarter of 1995. Operating expenses of the two businesses acquired in the second half of 1995 accounted for approximately $7.5 million of the increase over last year, while the reduction in FDIC insurance premiums that commenced in mid-1995 lowered quarterly expenses for 1996 by $4.2 million. Expenses for the quarter were adversely affected by $4.1 million in costs attributable to errors in the processing of three transactions by the capital reorganizations unit of Global Custody operations. Without these processing costs, expense growth, net of increases attributable to acquisitions and the decline due to lower FDIC premiums, would have been 4%. The increase in noninterest expenses also reflects the support necessary for higher levels of trust new business and treasury management and global custody volumes, as well as the costs associated with PFS office expansion.

     Salaries and benefits, which represent 57% of total noninterest expenses, increased to $108.4 million from $105.2 million in the year ago quarter. The principal items contributing to the change were merit increases, incentive compensation, and staff additions resulting from 1995 acquisitions and to support Northern Trust's growing trust activities. These increases were partially offset by a decline in staff levels in other areas of the Corporation and cost savings from changes in several benefit plans effective January 1, 1996. Staff on a full-time equivalent basis at June 30, 1996 totaled 6,698, up 3% from 6,531 at the end of 1995.

                                 BALANCE SHEET

     Balance sheet assets averaged $21.0 billion for the quarter, up 12% from last year's average of $18.8 billion, reflecting growth in loans, securities and money market assets. Loans and leases averaged $10.2 billion for the quarter, an increase of $1.2 billion or 13%. Residential mortgages increased 20% to average $4.2 billion and now represent 41% of the total loan portfolio. Commercial and industrial loans averaged $3.3 billion during the quarter compared to $3.1 billion in the second quarter of 1995. The securities portfolio increased $.8 billion to average $6.7 billion primarily due to a 21% increase in short-term U.S. Government and federal agency securities. Money market assets increased 13% and averaged $2.0 billion during the second quarter.

     Common stockholders' equity averaged $1.35 billion, an increase of 13% from the second quarter of 1995. The increase primarily reflects the growth in retained earnings, offset by the repurchase of common stock pursuant to the Corporation's 4 million share buyback program. During the quarter the Corporation acquired 590,211 shares at a total cost of $32.6 million. An additional 1.1 million shares remain to be purchased under this program.

                       SIX MONTH PERFORMANCE HIGHLIGHTS

     Net income increased 22% and totaled $124.9 million for the six months ended June 30, 1996 compared with $102.4 million last year. Net income per common share also increased 22%, to $2.12. Trust fees totaled $292.6 million, up 20% from $244.1 million last year. Treasury management revenues from both fees and earnings on compensating deposit balances increased 10% to $42.5 million for the six month period, while foreign exchange trading profits were at record levels and totaled $27.6 million. Net interest income, stated on a fully taxable equivalent basis, totaled $206.3 million, up 5% from the $195.6 million reported last year. The provision for credit losses increased $6.0 million to $9.0 million in 1996. Noninterest expenses were up 6% and totaled $375.6 million for the six month period ended June 30, 1996 compared to $355.2 million a year ago.

                                                                         Page 1
                          NORTHERN TRUST CORPORATION
               (Supplemental Consolidated Financial Information)

STATEMENT OF INCOME STATISTICS ($ IN MILLIONS)
- ----------------------------------------------
                                                                SECOND QUARTER
                                                 ===========================================
                                                    1996            1995         % Change *
                                                 ===========================================
Net Interest Income (Taxable Equivalent)            $104.3            $97.5             6.9%
Less: Taxable Equivalent Adjustment                    8.8              9.5            (8.0)
                                                  --------        ---------        --------
Net Interest Income                                   95.5             88.0             8.6
Provision for Credit Losses                            4.0              1.5           166.7

Noninterest Income
  Trust Fees                                         148.7            123.3            20.6
  Treasury Management Fees                            14.5             12.1            19.5
  Foreign Exchange Trading Profits                    15.1             15.6            (3.2)
  Security Commissions & Trading Income                6.4              5.2            23.4
  Other Operating Income                              10.4             12.2           (15.2)
  Investment Security Transactions                     0.1              0.1             N/M
                                                  --------        ---------        --------
Total Noninterest Income                             195.2            168.5            15.8

Noninterest Expenses
  Salaries                                            90.0             84.4             6.6
  Pension and Other Employee Benefits                 18.4             20.8           (11.9)
  Occupancy Expense                                   15.6             15.3             2.2
  Equipment Expense                                   13.8             12.0            14.9
  Other Operating Expenses                            53.8             45.4            18.4
                                                  --------        ---------        --------
Total Noninterest Expenses                           191.6            177.9             7.7
                                                  --------        ---------        --------
Income Before Income Taxes                            95.1             77.1            23.4
Provision for Income Taxes                            31.7             24.0            32.3
                                                  --------        ---------        --------
NET INCOME                                           $63.4            $53.1            19.4%
                                                  ========        =========        ========

Net Income Per Common Share
  Primary                                             $1.08            $0.90           20.9%
  Fully Diluted                                        1.08             0.89           21.5

Return on Average Common Equity                       18.47%          17.09%
Average Common Equity                             $1,354.5         $1,195.8            13.3%
Return on Average Assets                               1.21%           1.13%

Common Dividend Declared per Share                    $0.31            $0.26           19.2%
Preferred Dividends (millions)                         1.2              2.2           (44.3)

Average Common Shares Outstanding (000s)
  Primary                                            57,445           56,878
  Fully Diluted                                      57,586           58,178


(N/M) Not Meaningful
  (*) Percentage change calculations are based on actual balances rather than rounded amounts presented in Supplemental Consolidated Financial Information.

                                                                       Page 2
                           NORTHERN TRUST CORPORATION
               (Supplemental Consolidated Financial Information)

STATEMENT OF INCOME STATISTICS ($ IN MILLIONS)
- ----------------------------------------------

                                                            SIX MONTHS
                                                    ===========================
                                                    1996       1995   % Change*
                                                    ===========================
Net Interest Income (Taxable Equivalent)            $206.3     $195.6     5.5%
Less: Taxable Equivalent Adjustment                   17.4       19.1    (8.8)
                                                    ------     ------   -----
Net Interest Income                                  188.9      176.5     7.0
Provision for Credit Losses                            9.0        3.0   200.0

Noninterest Income
  Trust Fees                                         292.6      244.1    19.9
  Treasury Management Fees                            27.5       24.4    12.3
  Foreign Exchange Trading Profits                    27.6       26.8     3.0
  Security Commissions & Trading Income               12.7       11.1    14.7
  Other Operating Income                              22.1       23.5    (5.7)
  Investment Security Transactions                     0.4        0.2     N/M
                                                    ------     ------   -----
Total Noninterest Income                             382.9      330.1    16.0

Noninterest Expenses
  Salaries                                           177.7      166.9     6.4
  Pension and Other Employee Benefits                 38.8       42.3    (8.4)
  Occupancy Expense                                   31.4       29.5     6.5
  Equipment Expense                                   27.4       24.6    11.5
  Other Operating Expenses                           100.3       91.9     9.1
                                                    ------     ------   -----
Total Noninterest Expenses                           375.6      355.2     5.7
                                                    ------     ------   -----

Income Before Income Taxes                           187.2      148.4    26.2
Provision for Income Taxes                            62.3       46.0    35.5
                                                    ------     ------   -----

NET INCOME                                          $124.9     $102.4    22.0%
                                                    ======     ======   =====

Earnings Per Common Share
  Primary                                            $2.13      $1.75    21.7%
  Fully Diluted                                       2.12       1.74    21.9

Return on Average Common Equity                      18.41%     16.97%
Average Common Equity                             $1,337.5   $1,166.1    14.7%
Return on Average Assets                              1.20%      1.11%

Common Dividends Declared per Share                  $0.62      $0.52    19.2%
Preferred Dividends (millions)                         2.5        4.3   (41.9)

Average Common Shares Outstanding (000s)
  Primary                                           57,468     56,028
  Fully Diluted                                     57,805     57,340

                                                                       Page 3
                          NORTHERN TRUST CORPORATION
               (Supplemental Consolidated Financial Information)

BALANCE SHEET ($ IN MILLIONS)

                                                                    JUNE 30
                                                     ======================================
                                                         1996          1995      % Change*
                                                     ======================================
Assets
   Money Market Assets                                 $2,345.2      $2,071.1       13.2%
   Securities                                           6,303.3       5,624.6       12.1
   Loans and Leases                                    10,405.2       9,421.8       10.4
                                                     ----------     ---------    -------
      Total Earning Assets                             19,053.7      17,117.5       11.3
   Reserve for Credit Losses                             (147.4)       (145.9)       1.0
   Other Nonearning Assets                              2,844.9       2,329.5       22.1
                                                     ----------     ---------    -------
      Total Assets                                    $21,751.2     $19,301.1       12.7%
                                                     ==========     =========    =======

Liabilities and Stockholders' Equity
   Total Interest-Bearing Deposits                     $9,992.8      $8,376.0       19.3%
   Borrowed Funds                                       6,016.4       5,693.4        5.7
   Notes Payable (incl. Senior Notes)                     537.1         558.1       (3.8)
                                                     ----------     ---------    -------
      Total Interest-Related Funds                     16,546.3      14,627.5       13.1
   Demand & Other Noninterest-Bearing Deposits          3,275.0       2,871.3       14.1
   Other Liabilities                                      436.2         412.0        5.9
                                                     ----------     ---------    -------
      Total Liabilities                                20,257.5      17,910.8       13.1
   Common Equity                                        1,373.7       1,220.3       12.6
   Preferred Equity                                       120.0         170.0      (29.4)
                                                     ----------     ---------    -------
      Total Liabilities and Stockholders' Equity      $21,751.2     $19,301.1       12.7%
                                                     ==========     =========    =======


AVERAGE BALANCE SHEET ($ IN MILLIONS)
                                                                 SECOND QUARTER
                                                     ======================================
                                                         1996          1995      % Change*
                                                     ======================================
Assets
   Money Market Assets                                 $1,987.2      $1,755.9       13.2%
   Securities                                           6,755.7       5,905.7       14.4
   Loans and Leases                                    10,176.7       8,973.7       13.4
                                                     ----------     ---------    -------
      Total Earning Assets                             18,919.6      16,635.3       13.7
   Reserve for Credit Losses                             (147.3)       (145.9)       1.0
   Other Nonearning Assets                              2,255.8       2,332.7       (3.3)
                                                     ----------     ---------    -------
      Total Assets                                    $21,028.1     $18,822.1       11.7%
                                                     ==========     =========    =======


Liabilities and Stockholders' Equity
   Total Interest-Bearing Deposits                     $9,983.0      $9,408.4        6.1%
   Borrowed Funds                                       5,530.2       4,043.5       36.8
   Notes Payable (incl. Senior Notes)                     590.4         624.4       (5.4)
                                                     ----------     ---------    -------
      Total Interest-Related Funds                     16,103.6      14,076.3       14.4
   Demand & Other Noninterest-Bearing Deposits          3,025.5       2,911.4        3.9
   Other Liabilities                                      424.5         468.6       (9.4)
                                                     ----------     ---------    -------
      Total Liabilities                                19,553.6      17,456.3       12.0
   Common Equity                                        1,354.5       1,195.8       13.3
   Preferred Equity                                       120.0         170.0      (29.4)
                                                     ----------     ---------    -------
      Total Liabilities and Stockholders' Equity      $21,028.1     $18,822.1       11.7%
                                                     ==========     =========    =======


                          NORTHERN TRUST CORPORATION
               (Supplemental Consolidated Financial Information)


Quarterly Trend Data ($ In Millions)                   1996                      1995
                                                     Quarters                  Quarters
                                               ===================   ==============================
                                                Second     First      Fourth     Third      Second
                                               ===================   ==============================
Net Income Summary
   Trust Fees                                   $148.7     $143.9     $133.6     $127.3     $123.3
   Other Noninterest Income                       46.5       43.8       41.0       46.1       45.2
   Net Interest Income (Taxable Equivalent)      104.3      102.0      100.7       98.9       97.5
                                                ------     ------     ------     ------     ------
     Total Revenue (Taxable Equivalent)          299.5      289.7      275.3      272.3      266.0
   Provision for Credit Losses                     4.0        5.0        1.0        2.0        1.5
   Noninterest Expenses                          191.6      184.0      178.5      175.5      177.9
                                                ------     ------     ------     ------     ------
     Pretax Income (Taxable Equivalent)          103.9      100.7       95.8       94.8       86.6
   Taxable Equivalent Adjustment                   8.8        8.6        9.0        9.5        9.5
   Provision for Income Taxes                     31.7       30.6       27.3       27.2       24.0
                                                ------     ------     ------     ------     ------
     Net Income                                  $63.4      $61.5      $59.5      $58.1      $53.1
                                                ======     ======     ======     ======     ======
Per Common Share
   Net Income:  Primary                          $1.08      $1.05      $1.01      $0.99      $0.90
                Fully Diluted                     1.08       1.04       1.00       0.98       0.89
   Dividend Declared                              0.31       0.31       0.31       0.26       0.26
   Book Value (EOP)                              24.41      23.81      23.04      22.37      21.84
   Market Value (EOP)                            57.75      54.00      56.00      46.00      40.25

Ratios
   Return on Average Common Equity               18.47%     18.35%     18.19%     18.11%     17.09%
   Return on Average Assets                       1.21       1.19       1.16       1.14       1.13
   Net Interest Margin                            2.22       2.21       2.22       2.21       2.35
   Productivity Ratio*                             156%       157%       154%       155%       150%
   Risk-based Capital Ratios:
       Tier 1                                      8.4        9.1        8.8        8.9        9.2
       Total (Tier 1 + Tier 2)                    11.7       12.7       12.5       12.7       12.3
       Leverage                                    6.2        6.1        6.2        6.2        6.6

Trust Assets ($ in Billions) - EOP
   Corporate                                    $616.2     $567.1     $544.3     $519.0     $484.9
   Personal                                       76.7       74.1       69.6       66.4       64.4
                                                ------     ------     ------     ------     ------
     Total Trust Assets                         $692.9     $641.2     $613.9     $585.4     $549.3
                                                ======     ======     ======     ======     ======
   Memo:  Managed Assets                         119.9      114.5      105.5       97.2       91.1

Asset Quality ($ in Millions) - EOP
   Nonaccrual Loans                              $38.9      $30.6      $31.9      $33.6      $33.3
   Other Real Estate Owned (OREO)                  1.6        1.5        1.8        1.8        1.2
                                                ------     ------     ------     ------     ------
     Total Nonperforming Assets                  $40.5      $32.1      $33.7      $35.4      $34.5
                                                ======     ======     ======     ======     ======
     Nonperforming Assets/Loans & OREO            0.39%      0.32%      0.34%      0.36%      0.37%

   Net Charge-offs                                $3.8       $4.9       $1.1       $1.8       $1.4
   Net Charge-offs (Annualized) to Avg Loans      0.15%      0.20%      0.05%      0.08%      0.06%

   Reserve for Credit Losses                    $147.4     $147.2     $147.1     $147.3     $145.9
   Reserve to Nonaccrual Loans                     379%       481%       461%       437%       439%

   (*) The productivity ratio is defined as total revenue on a taxable equivalent basis before the provision for credit losses, divided by noninterest expenses.